FINANCIAL RATIOS
JUNE 30, 2002

                                                                                                                      as previously
                                                                                                                        disclosed
                                                                                               (in millions $)
                                                                                 2002         2001        2000            DEC-01
                                                                               --------     --------    --------         --------
Income before income taxes from July 1 to Dec 31                                    612          997
Income before income taxes Jan 1 to June 30                                         812        1,326                         1,956
Interest expense on long-term debt from July 1 to Dec 31                             43           46
Interest expense on long-term debt Jan 1 to June 30                                 149           37                            98
                                                                               --------     --------                      --------
                                                                                  1,616        2,406                         2,054

INTEREST COVERAGE ON LONG-TERM DEBT :
NET INCOME EXCLUDING CARRYING CHARGES ON PREFERRED SECURITIES                       8.4         29.0                          21.0
                                                                               --------     --------                      --------


-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes from July 1 to Dec 31                                    612          997                             0
Income before income taxes Jan 1 to June 30                                         812        1,326                         1,956
Less: distributions on subs preferred securities (before tax) Jan 1 to June 30        -            -
Less: distributions on preferred securities (before tax) July 1 to Dec 31            (3)          (5)
Less: distributions on preferred securities (before tax) Jan 1 to June 30            (2)          (4)                           (7)
                                                                               --------     --------                      --------
Revised income before income taxes                                                1,419        2,314                         1,949
Interest expense on long-term debt from July 1 to Dec 31                             43           46
Interest expense on long-term debt Jan 1 to June 30                                 149           37                            98
Distributions on preferred securities (before tax)                                    5            9                             7
                                                                               --------     --------                      --------
                                                                                  1,616        2,406                         2,054

INTEREST COVERAGE ON LONG-TERM DEBT :
NET INCOME INCLUDING CARRYING CHARGES ON PREFERRED SECURITIES                       8.2         26.2                          19.7
                                                                               --------     --------                      --------


-----------------------------------------------------------------------------------------------------------------------------------

Cash flow from July 1 to Dec 31                                                     947        1,328                             0
Cash flow from Jan 1 to June 30                                                   1,327        1,359                         2,306
Current income taxes from July 1 to Dec 31                                          163           98
Current income taxes Jan 1 to June 30                                                96          333                           496
Interest expense on long-term debt from July 1 to Dec 31                             43           46
Interest expense on long-term debt Jan 1 to June 30                                 149           37                            98
                                                                               --------     --------                      --------
                                                                                  2,725        3,201                         2,900

INTEREST COVERAGE ON LONG-TERM DEBT:
CASH FLOW EXCLUDING CARRYING CHARGES ON PREFERRED SECURITIES                       14.2         38.6                          29.6
                                                                               --------     --------                      --------


-----------------------------------------------------------------------------------------------------------------------------------

Cash flow from July 1 to Dec 31                                                     947        1,328                             0
Cash flow from Jan 1 to June 30                                                   1,327        1,359                         2,306
Less distributions on pref. securities (after tax) from July 1 to Dec 31             (2)          (2)
Less distributions on pref. securities (after tax) from Jan 1 to June 30             (1)          (2)                           (4)
                                                                               --------     --------                      --------
                                                                                  2,271        2,683                         2,302
Current income taxes from July 1 to Dec 31                                          163           98                             0
Current income taxes Jan 1 to June 30                                                96          333                           496
Taxes on preferred securities (assume current)                                       (2)          (5)                           (3)
Interest expense on long-term debt from July 1 to Dec 31                             43           46
Interest expense on long-term debt Jan 1 to June 30                                 149           37                            98
Distributions on preferred securities (before tax)                                    5            9                             7
                                                                               --------     --------                      --------
                                                                                  2,725        3,201                         2,900

Interest expense on long-term debt from July 1 to Dec 31                             43           46
Interest expense on long-term debt Jan 1 to June 30                                 149           37                            98
Distributions on pref securities (before tax)                                         5            9                             7
                                                                               --------     --------                      --------
                                                                                    197           92                           105
INTEREST COVERAGE ON LONG-TERM DEBT:
CASH FLOW INCLUDING CARRYING CHARGES ON PREFERRED SECURITIES                       13.8         34.8                          27.7
                                                                               --------     --------                      --------


-----------------------------------------------------------------------------------------------------------------------------------